UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/19/2008

GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-16611

Delaware	04-2958132
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

935 First Avenue
King of Prussia, PA 19406
(Address of principal executive offices, including zip code)

610-491-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)         On June 19, 2008, at the 2008 Annual Meeting of Stockholders of GSI Commerce, Inc. (the "Company"), the stockholders of the Company approved, among other items, proposals (i) to amend the Company's 2005 Equity Incentive Plan (the "2005 Plan") and (ii) to adopt the Company's Leadership Team Incentive Plan (the "Bonus Plan").

2005 Equity Incentive Plan Amendment

The stockholders of the Company approved a proposal to amend the 2005 Plan to increase the number of shares of the Company's common stock, par value $.01 per share, reserved and issuable under the 2005 Plan by 2,250,000 shares.

A summary of the 2005 Plan is contained in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 25, 2008 and is incorporated herein by reference. A copy of the 2005 Plan, as amended, is attached as Appendix A to such Definitive Proxy and is incorporated herein by reference.

Bonus Plan

The Bonus Plan is an incentive award plan that provides for both a performance-based incentive and a retention incentive for senior managers of the Company and is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The material features of the Bonus Plan are described below. This summary is subject to, and qualified in its entirety by, the full text of the Bonus Plan, which was previously filed as Appendix B to the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2008 and is incorporated herein by reference.

      Purpose

      The purpose of the Bonus Plan is to further the Company's compensation structure and strategy and encourage results-oriented actions on the part of identified senior managers of the Company. The Bonus Plan accomplishes this by paying awards under the Bonus Plan only after the achievement of specific performance objectives by the Company.

      The Bonus Plan also is designed to qualify as "performance-based compensation" under section 162(m) of the Code. Section 162(m) of the Code generally disallows a publicly-held corporation's tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The Company intends that incentive awards granted under the Bonus Plan will qualify as "performance-based compensation" and the Committee will condition such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

      Eligibility to Participate

      All senior managers of the Company and its subsidiaries are eligible to participate in the Bonus Plan as identified and designated by the Committee for each performance period.

      Target Awards and Performance Goals

      Each performance period, the Committee will establish (i) a target award for each participant that will be expressed as a percentage of the participant's base salary and (ii) a performance goal or performance goals that must be achieved before an award actually will be paid to the participant. Target awards will be based on a number of factors as set forth in the Bonus Plan.

      In addition to target awards described above, the Committee may award performance-vested grants under the Bonus Plan in the form of shares of common stock, stock units, options or cash, or any combination thereof, which vest with reference to the performance goals specified by the Committee.

      Payment of Awards

      The Committee will certify and announce to the participants the awards that will be paid by the Company as soon as practicable following the final determination of the Company's financial results for the performance period. Target awards will be paid in shares of common stock, stock units, options or cash, or a combination of shares of common stock, stock units, options or cash as soon as practicable after the close of the performance period, but in no event later than two and one-half months after the close of the performance period.

      Administration, Amendment and Termination

      The Committee administers the Bonus Plan. Members of the Committee must qualify as outside directors under section 162(m) and as "independent directors" under Nasdaq standards. Subject to the terms of the Bonus Plan, the Committee has the authority, in its discretion, to make any and all decisions regarding the administration of the Bonus Plan, including selecting employees eligible to receive awards, determining the target award for each participant, determining the performance goals that must be achieved before any actual awards are paid, certification of awards, determining formulas to increase or decrease an award to reflect actual performance versus the predetermined performance goals and interpreting the provisions of the Bonus Plan. The Committee may amend or terminate the Bonus Plan at any time and for any reason.

Item 9.01.    Financial Statements and Exhibits

(d)

10.1        2005 Equity Incentive Plan, as amended (incorporated herein by reference from Appendix A to GSI Commerce, Inc.'s Definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 25, 2008).

10.2        GSI Commerce, Inc. Leadership Team Incentive Plan (incorporated herein by reference from Appendix B to GSI Commerce, Inc.'s Definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 25, 2008).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

Date: June 24, 2008	By:	/s/ Arthur H. Miller
Arthur H. Miller
Executive Vice President and Secretary